RBSM LLP

NEW YORK, NEW YORK

October 19, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by The Parking REIT, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Current Report on Form 8-K of The Parking REIT, Inc.,dated October 19, 2021. We agree with the statements concerning our Firm in such Current Report on Form 8-K.

Very truly yours,

/s/ RBSM LLP